Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” and “Senior Securities” and to the use of our report dated March 28, 2019, in the Pre-Effective Amendment No.1 to the Registration Statement (Form N-2) of Business Development Corporation of America dated October 25, 2019.

/s/ Ernst & Young LLP

New York, New York

October 25, 2019